Exhibit 24(a)

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration

Statement on Form S-8 of our report dated January 26, 1994, which appears on Page 36 of the 1993 Annual Report to Shareowners of United Technologies

Corporation, which is incorporated by reference in United Technologies

Corporation's Annual Report on Form 10-K for the year ended December 31,

1993.  We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of such Annual

Report on Form 10-K.  We also consent to the references to us under the heading Interests of Named Experts and Counsel in the Form S-8.






Price Waterhouse, LLP
Hartford, Connecticut
February 17, 1995

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